Exhibit 5.2

March 31, 2006

Hawaiian Telcom Communications, Inc.

1177 Bishop Street

Honolulu, Hawaii 96813

Re:	Registration Statement No, 333-131152; $150,000,000 Aggregate Principal Amount of Senior Floating Rate Notes due 2013, $200,000,000 Aggregate Principal Amount of 9 3/4% Senior Fixed Rate Notes due 2013 and $150,000,000 Aggregate Principal Amount of 12 1/2% Senior Subordinated Notes due 2015

Ladies and Gentlemen:

We have acted as special counsel in the State of Hawaii to Hawaiian Telcom, Inc., a Hawaii corporation (the “Hawaii Guarantor”), in connection with the issuance by Hawaiian Telcom Communications Inc. (the “Company”) of $150,000,000 aggregate principal amount of the Company’s Senior Floating Rate Notes due 2013 (the “Floating Rate Notes”), $200,000,000 in aggregate principal amount of the Company’s 9 3/4% Senior Fixed Rate Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Senior Notes”) and $150,000,000 in aggregate principal amount of the Company’s 12 1/2% Senior Subordinated Notes due 2015 (the “Subordinated Notes” and, together with the Senior Notes, the “Securities”), and the guarantees of the Securities (the “Guarantees”) by Hawaiian Telcom Services Company, Inc. (the “Delaware Guarantor”) and by the Hawaii Guarantor (together with the Delaware Guarantor, the “Guarantors”), under an indenture for the Senior Notes, dated as of May 2, 2005 (the “Senior Note Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and an indenture for the Subordinated Notes, dated as of May 2, 2005 (the “Subordinated Note Indenture” and, together with the Senior Note Indenture, the “Indentures”), among the Company, the Guarantors and the Trustee, and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 19, 2006 (File No. 333-131152), as amended on March 31, 2006 (as so amended, the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectus contained therein, other than as to the enforceability of the Guarantee of the Hawaii Guarantor.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Hawaii Guarantor and others as to factual matters without having independently verified such factual matters.

400 Davies Pacific Center • 841 Bishop Street • Honolulu, Hawaii 96813 • Telephone (808) 528-4200 • Facsimile (808) 531-8466 • URL www.imifgroup.com

Hawaiian Telcom Communications, Inc.

March 31, 2006

We are opining herein as to the internal laws of the State of Hawaii and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Guarantee of the Hawaii Guarantor has been duly authorized by all necessary corporate action of the Hawaii Guarantor.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus contained therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Michael H. Lau
MICHAEL H. LAU
Morihara Lau & Fong LLP